UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Meritor, Inc. (the “Company”) announced that Vernon G. Baker, II, Senior Vice President, General Counsel and Secretary of the Company, will be leaving the Company, effective February 15, 2014.

On January 27, 2014, the Company entered into a letter agreement with Mr. Baker (the “Letter Agreement”) which is materially consistent with the previously disclosed terms of his employment agreement dated as of May 1, 2013 described in the Company’s Proxy Statement filed in connection with its 2014 Annual Meeting of Shareowners.  The Letter Agreement provides for:

●	severance pay at the rate of Mr. Baker’s annual salary at the time of termination ($515,000 per year) for a period of 24 months;

●	a pro rata bonus for the portion of the current year in which he was actively employed;

●	pro rata participation in Meritor’s long-term incentive cash plans for the existing cycles which began more than a year before the last day employed; and

●	vesting of his prior equity awards through the date of his severance period.

Also on January 27, 2014, the Company entered into a support services agreement with Mr. Baker (the “Support Services Agreement”).  The Support Services Agreement provides for Mr. Baker to provide the Company with consulting services relating to the transition of the management of the legal affairs of the Company for a period of one year.  Mr. Baker will be entitled to an aggregate retainer of $100,000, payable in monthly increments for each month that he provides such services.

The descriptions of the Letter Agreement and Support Services Agreement are only summaries of, and are qualified in their entirety by reference to, the terms of the Letter Agreement and Support Services Agreement, which are filed as exhibits to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Letter Agreement entered into on January 27, 2014 between Meritor, Inc. and Vernon G. Baker, II

10.2	Support Services Agreement entered into on January 27, 2014 between Meritor, Inc. and Vernon G. Baker, II

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.
(Registrant)

Date: January 27, 2014	By: /s/ Kevin Nowlan
Name: Kevin Nowlan
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement entered into on January 27, 2014 between Meritor, Inc. and Vernon G. Baker, II

10.2	Support Services Agreement entered into on January 27, 2014 between Meritor, Inc. and Vernon G. Baker, II

Exhibit 10.1

Meritor, Inc.
2131 West Maple Road
Troy, Michigan 48084-7121 USA
800-535-5560 Tel

January 23, 2014

Vernon G. Baker, II
5826 Pine Aire Court
Rochester Hills, MI 48306

Dear Vernon:

Subject:  Mutually Agreed Upon Separation

This letter agreement (this “Agreement”) confirms your acceptance of a separation package from Meritor, Inc. (“Meritor” or the “Company”).  The decision was reached after consideration of a number of factors, including your service with Meritor and its predecessor.  Both parties expressly agree that your acceptance of this Agreement is completely voluntary.  You and the Company have agreed to enter into this Agreement pursuant to the following terms and conditions and consideration:

1.
Separation Date.  Your last day of work with the Company will be February 15, 2014 (your “Separation Date”).  Effective as of your Separation Date, you hereby resign from any and all positions (such as, but not limited to, officer and director positions) that you hold with the Company, with any of the Company's affiliates, or with any other entity at the request of the Company.  Upon request from the Company or the applicable affiliate, you will execute any documents necessary to effect such resignations.

2.
Vacation Pay.  You will receive any unpaid salary and any accrued but unused vacation through your Separation Date in the form of a lump sum within thirty (30) days of your Separation Date, or such earlier date as may be required by law.  These amounts are savings plan eligible under the Company's tax-qualified savings plan ("Company Savings Plan").

3.
Separation Pay.  In accordance with the Employment Agreement between you and the Company dated May 1, 2013 ("Employment Agreement"), you will receive separation pay equal to twenty-four (24) months of your annual salary (at a compensation rate of $515,000.00 annually) (“Separation Pay”).  Payments will be made semi-monthly for the period of February 16, 2014 through February 13, 2016 (your “Separation Period”). Your Separation Pay will be paid subject to the terms and conditions of, and in the manner set forth in, the Employment Agreement and in accordance with Section 409A.

Receipt of your Separation Pay and the payments and benefits described in this Agreement (other than vacation pay and benefits that are not otherwise vested under the terms of the applicable benefit plans) will be subject to and conditioned upon your execution and non-revocation of this Agreement and your fulfillment of the terms and conditions of this Agreement.

4.
Incentive Compensation Pay.  Given that your last day of active employment will be February 15, 2014, you will be eligible to receive an incentive compensation plan (ICP) payment for fiscal year 2014 for active time worked.  Such payment will be subject to the applicable formula, in accordance with the ICP metrics and program provisions.  Any

Vernon G. Baker, II
January 23, 2014

final award may be adjusted based upon final performance rating for the year. Any such final award determination will be subject to approval by the Compensation & Management Development Committee of the Board of Directors. If an award is approved, payment will be in December 2014.

5.	Long-Term Incentive Plan. You will be eligible to receive Long-Term Incentive (LTIP) Cash Performance Plan awards based on your grant letter(s) as follows:

-
FY2012-FY2014 LTIP award will be paid in December 2014, pending Board of Directors approval, based upon applicable formulae on a prorated basis (29 months out of 36) for time worked during the performance cycle.

-
FY2013-FY2015 LTIP award will be paid in December 2015, pending Board of Directors approval, based upon applicable formulae on a prorated basis (17 months out of 36) for time worked during the performance cycle.

6.
Equity Grants.   You will not receive any awards of equity grants after your Separation Date.  During the Separation Period, any equity awards will become vested and exercisable in accordance with the terms set forth in the underlying award agreements.  Any unvested or unexercised equity awards that remain outstanding at the end of the Separation Period will be forfeited as of the last day of the Separation Period.

7.	Financial Planning and Car Allowances. Your Company-provided financial planning benefits and car allowances will cease as of February 16, 2014.

8.	Outplacement. You will receive $10,000 of lieu of Company-sponsored outplacement assistance.

9.	Disability Coverage. Your coverage under the Company’s short and long term disability plans will cease on February 16, 2014.

10.
Savings Benefits.  Your active participation in the Company Savings Plan will cease as of February 16, 2014.  You are 100% vested in your savings plan deferrals and related company matching contributions.

Based on your years of service with the Company, you are 100% vested in the pension contribution portion of your savings plan account.

You will be able to request a plan distribution upon termination of employment.  Please contact T. Rowe Price for information about your Meritor Savings Plan and Pension Contribution accounts at (800) 922-9945.

11.
Company Tax-Qualified Pension Benefits.  If you are eligible for a pension benefit under the Company's tax-qualified pension plan, please call the Meritor Retirement Center at (877) 449-7461.  You must apply for your pension benefits under such plan at least 60 days but not more than 90 days prior to your retirement date. If you are eligible for a pension benefit, please call the Meritor Retirement Center at (877) 449-7461.

12.
Company Supplemental Pension, Supplemental Savings and Deferred Compensation Plans.  Any benefits to which you are entitled under the Company's supplemental pension, supplemental savings and deferred compensation plans will be payable in accordance with the terms of such plans, including the six (6) month wait for key employees.  Please contact Kim Rayce for more detail.

Vernon G. Baker, II
January 23, 2014

13.
Continued Health Insurance.  In accordance with the terms of the Employment Agreement, if you are currently enrolled in the Company’s group medical, dental and/or vision plans and are making the payroll deductions associated therewith, your coverage in such plans will remain in force through the earlier of (1) February 29, 2016 or (2) the date that you become subsequently employed and covered by a health insurance plan of a new employer.  After the date your coverage cease in accordance with the preceding sentence, you will be entitled to continue your group medical, dental and vision coverage at your own expense for a period of up to eighteen (18) months through COBRA.  Information as to the cost of such coverage will be supplied to you approximately two (2) weeks following the expiration of your Separation Period.

14.	Other Company Welfare Benefits.

In accordance with the terms of the Employment Agreement, your coverage under the Company’s life and accidental death and dismemberment (AD&D) plans will remain in force through February 29, 2016.  Such life Insurance coverage may be converted to an individual policy within thirty-one (31) days after termination of coverage by contacting MetLife at (888) 622-6616.

Your enrollment in any voluntary benefits including Supplemental Life and/or Supplemental AD&D for you and/or your dependents, Critical Illness Insurance and/or MetLaw, and the payroll deductions associated therewith, will continue through February 29, 2016.  MetLife will contact you by mail following that date with regard to your ability to convert the coverage to an individual policy.

15.	Separation Pay Checks. Your compensation checks will be mailed to your home or direct deposited unless you specify otherwise. Please let us know in writing if you change your address.

16.
Medicare Reporting. By signing this Agreement, you acknowledge that you have carefully reviewed Attachment A regarding Medicare Reporting and you have fully and accurately completed Attachment A regarding potential Medicare eligibility. You also agree to waive and release any private cause of action for damages pursuant to 42 U.S.C. 1395. The parties have not shifted responsibility for medical treatment to Medicare in contravention of 42 U.S.C. 1395 and further acknowledge that any action or decision by the Centers for Medicare & Medicaid Services or Medicare regarding your eligibility or entitlement to Medicare or Medicare payments will not affect the finality of this Agreement or render the release of claims void or ineffective.  The parties made every effort to adequately protect Medicare’s interest and incorporate such into the settlement terms, and to comply with both federal and state law. You agree you will indemnify, defend and hold the Company harmless from any Medicare conditional payments and right to payment, known or unknown, and all claims or liens related thereto.

17.	Withholdings. All payments and benefits under this Agreement are subject to any and all applicable tax and other withholdings.

18.
Non-Disparagement.  You will not disparage, portray in a negative light, or take any action which would be harmful to, or lead to unfavorable publicity for, the Company or its subsidiaries or divisions, or any of its or their current or former officers, directors, employees, agents, consultants, contractors, owners, divisions, parents or successors, whether public or private, including without limitation, in any and all interviews, oral statements, written materials, electronically displayed materials and materials or information displayed on

Vernon G. Baker, II
January 23, 2014

Internet- or intranet-related sites. In the event of a breach or threatened breach of this paragraph, you agree that the Company will be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach and you acknowledge that damages would be inadequate and insufficient.

The Company will not disparage, portray in a negative light, or take any action which would be harmful to, or lead to unfavorable publicity for, you, including without limitation, in any and all interviews, oral statements, written materials, electronically displayed materials and materials or information displayed on Internet- or intranet-related sites.  In the event of a breach or threatened breach of this paragraph, the Company agrees that you will be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach and the Company acknowledges that damages would be inadequate and insufficient.

19.
Company Property.  You will deliver promptly to the Company (and not keep in your possession or deliver to any other person or entity) any and all property belonging to the Company in your possession or under your control, including without limitation, computer hardware/software, credit cards, PDA’s, pagers, other electronic equipment, records, data, notes, reports, correspondence, financial information, customer files and information and other documents or information (including any and all copies of such Company property).

20.
Executive Release of Claims.  You agree, on behalf or yourself, your heirs, executors, administrators and assigns, to release, acquit and forever discharge the Company and its subsidiaries and divisions and its and their respective current and former officers, directors, employees, agents, owners, affiliates, successors and assigns (the “Company Released Parties”) of and from any and all manner of actions and causes of action, suits, debts, damages, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, rights and demands whatsoever, whether known or unknown (“Losses”), which you, your heirs, executors, administrators and assigns ever had, now have or may hereafter have, against the Company Released Parties or any of them arising out of or by reason of any cause, claim, controversy, matter or thing whatsoever, including but not limited to any and all claims arising under the Michigan Elliott-Larsen Civil Rights Act, the Michigan Persons With Disabilities Civil Rights Act, the Michigan Payment of Wages and Fringe Benefits Act, the Age Discrimination in Employment Act (ADEA), Title VII of the Civil Rights Act, as amended, the Genetic Information Nondiscrimination Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Older Workers Benefit Protection Act, the Equal Pay Act, the Employee Retirement Income Security Act, the National Labor Relations Act, the Worker Adjustment and Retraining Notification Act, anti-retaliation laws, “whistleblower” laws, and any other equivalent or similar federal, state, or local constitution, statute, rule, or regulation, and any and all claims or controversies arising out of or relating to your employment by the Company and its predecessors and the cessation thereof, any and all claims or controversies relating to your compensation and/or benefits by or from the Company and its predecessors and any and all matters arising under any federal, state or local statute, rule, regulation or whether based in law or equity.  No claim, right or cause of action is reserved, except that the foregoing release shall not apply to your rights under this Agreement, to claims that arise under the ADEA after the date on which you execute this Agreement, and to claims that by law cannot be released or waived.

You understand that as a result of the prior paragraph, you will not have the right to assert that the Company unlawfully terminated your employment or violated any of your rights in connection with your employment.

Vernon G. Baker, II
January 23, 2014

You affirm that you have not filed, and agree not to initiate or cause to be initiated on your behalf, any complaint, charge, claim or proceeding against the Company Released Parties before any federal, state or local agency, court or other body relating to your employment, the cessation thereof or any other matters covered by the terms described above, and agree not to voluntarily participate in such a proceeding.  Further, you hereby waive your right to, and agree, to the maximum extent permitted by law, not to, seek, receive, collective, or benefit from any monetary or other compensatory settlement, award, judgment, or other resolution (including a resolution that would otherwise provide for reinstatement to employment) of any complaint, charge, or claim that any agency or other body pursues against any of the Company Released Parties, whether pursued solely on your behalf or on behalf of a greater class of individuals.

Nothing in this Agreement shall preclude or prevent you from filing a claim with the Equal Employment Opportunity Commission that challenges the validity of the release in this paragraph 20 solely with respect to your waiver of any Losses that may arise under the ADEA.

21.
Company Release of Claims.  The Company agrees on behalf of its subsidiaries and divisions and its and their respective current and former officers, directors, employees, agents, owners, affiliates, successors and assigns (the "Company") to release, acquit and forever discharge you, your heirs, executors, administrators and assigns, of and from any and all manner of actions and causes of action, suits, debts, damages, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, rights and demands whatsoever, whether known or unknown ("Losses"), which the Company, its subsidiaries and divisions and its and their respective current and former officers, directors, employees, agents, owners, affiliates, successors and assigns, ever had, now have or may hereafter have, against you or any of them arising out of or by reason of any cause, matter or thing whatsoever, excepting any act found to be criminal, by a court of competent jurisdiction, from the beginning of the world to the date hereof, including without limitation, any and all matters relating to your employment by the Company and its predecessors and the cessation thereof, any and all matters relating to your compensation and benefits by or from the Company and its predecessors and any and all matters arising under any federal, state or local statute, rule, regulation or principle of contract law or common law.

The Company understands that as a result of the prior paragraph, the Company will not have the right to assert that you unlawfully terminated your employment or violated any of the Company’s rights in connection with your employment.

The Company affirms that it has not filed, and agrees not to initiate or cause to be initiated on its behalf, any complaint, charge, claim or proceeding against you before any federal, state or local agency, court or other body relating to your employment, the cessation thereof or any other matters covered by the terms of described above, and agrees not to voluntarily participate in such a proceeding.

22.
Confidentiality.  The Company and you agree that the terms and conditions of this Agreement are confidential and that neither party will disclose the terms of this Agreement to any third parties, other than (i) disclosure by you to your spouse, (ii) disclosure by the Company or you to its or your respective attorneys, auditors, financial advisors and accountants, (iii) as may be required by law (including securities laws) or (iv) as may be necessary to enforce this Agreement.  Without limiting the generality of the foregoing, you acknowledge that the Company may, to the extent required by applicable law, describe or

Vernon G. Baker, II
January 23, 2014

incorporate the terms of this Letter Agreement in, and/or file or incorporate this Agreement as an exhibit to, one or more filings with the Securities and Exchange Commission.

23.	Termination. Either party shall have the right to terminate this Agreement at any time if the other party breaches any of the obligations stated herein under this Agreement.

24.
Advice of Counsel/Voluntary Consideration.  You acknowledge and agree that you have been advised to consult with an attorney prior to signing this agreement.  You also acknowledge, understand and agree that this Agreement is voluntarily entered into by you in consideration of the undertakings by Meritor as set forth herein and is consistent in all respects with the discussions by Meritor personnel with you relating to your separation.

25.
Release Period and Effective Date.  You will have until February 13, 2014, to sign this Agreement.  The Agreement may be revoked within seven (7) days from the date it is signed by you by notifying counsel for Meritor, Eric A. Mahler, Esq., Assistant General Counsel – Labor & Employment, Meritor, Inc., 2135 W. Maple Road, Troy, Michigan 48084, in writing.  Any such revocation will be effective upon receipt by Mr. Mahler.  The Agreement will become effective and irrevocable upon expiration of the seven (7) day revocation period.

26.
Non-Agreement.  If you decide not to sign this Agreement or revoke the Agreement in accordance with paragraph 25, you will be paid two (2) weeks salary and the dates and eligibility for the various incentives and benefits indicated in this Agreement would be modified to your final day of separation.

27.
Continuing Obligations.  You agree that you will continue to be obligated under Sections 4, 13, 15, 17, and 18 of the Employment Agreement.  For the avoidance of doubt, the parties acknowledge and agree that for purposes of Sections 15 of the Employment Agreement, the phrase “any business which is a competitor of the Company” shall be deemed limited to Eaton Corporation plc, Dana Holding Corporation, American Axle & Manufacturing Holdings, Inc., Knorr-Bremse AG, Bendix Commercial Vehicle Systems LLC, Volvo Trucks, Daimler Trucks, Paccar and Navistar.

28.
Cooperation.  Effective immediately and continuing through the last day of the Separation Period, if deemed necessary by the Company, you will (i) reasonably assist and cooperate with the Company and its affiliates (and any of their directors, officers, owners, agents, and attorneys) in all respects in connection with the conduct of any pending or future action, proceeding, internal investigation, governmental or regulatory investigation, civil or administrative proceeding, arbitration, or litigation involving the Company or any of its affiliates, including, without limitation, any such action, proceeding, investigation, arbitration, or litigation in which you are called to testify, and (ii) promptly respond to all reasonable requests by the Company or any of its affiliates relating to information that may be in your possession or under your control.  The obligation under this paragraph will exist regardless of whether or not the Company or any of its affiliates is named as a party or as a subject or target of any action, proceeding, investigation, arbitration, or litigation.  You will perform all acts and execute and deliver all documents that may be reasonably necessary to fulfill the obligations under this paragraph.  You will be reimbursed for any reasonable out-of-pocket and travel expenses incurred by you in connection with your fulfillment of your obligations under this paragraph, provided that such expenses have been approved by the Company, in writing, prior to your incurring the expense.

29.	Arbitration. In the event there is a dispute regarding this Agreement or your employment with the Company, you and the Company agree that any such dispute will be resolved solely

Vernon G. Baker, II
January 23, 2014

and exclusively, by binding arbitration, by and under the rules of the American Arbitration Association. A judgment of any circuit court may be rendered upon the award made pursuant to this agreement and shall be valid, enforceable and irrevocable save upon such grounds as exist at law or in equity for the rescission or revocation of any contract.

30.
Severability.  If any provision or portion of this Agreement shall for any reason be held invalid or unenforceable such invalidity or unenforceability shall not affect any other provision hereof and the remaining provisions or portions of the agreement shall remain in full force and effect, and shall be interpreted to best reflect the intent of the parties.

31.	Section 409A.

(a)
The payments and benefits under this Agreement are intended to comply with or be exempt from the requirements of Section 409A Section 409A.  To the extent that any payment or benefit under this Agreement is subject to the requirements of Section 409A, then, with respect to such payment or benefit, this Agreement will be interpreted to the maximum extent permitted by law in a manner to comply with the requirements of Section 409A.

(b)
Notwithstanding any other provision of this Agreement, payments or benefits under this Agreement that are subject to the requirements of Section 409A may only be provided upon an event and in a manner that complies with Section 409A, and any such payment or benefit that is to be made upon or as a result of a termination of employment shall only be made if such termination of employment constitutes a "separation from service" (as defined under Section 409A).

(c)
Notwithstanding any other provision of this Agreement, payments or benefits under this Agreement that are subject to the requirements of Section 409A that are provided as a result of a separation from service during the six (6) month period immediately following your separation from service will not be provided during that six (6) month period immediately following your separation from service.  Such payments and benefits shall instead be provided during the first payroll cycle immediately following the expiration of such six-month period.

(d)
All reimbursements and in-kinds benefits provided under this Agreement will be made or provided in accordance with the requirements of Section 409A to the extent that such reimbursements and in-kind benefits are subject to Section 409A, including, where applicable, the requirements that (i) any reimbursement is for expenses incurred during your employment with the Company or the Separation Period and any in-kind benefit is provided during your employment with the Company or the Separation Period (unless a different time period is stated elsewhere in this Agreement), (ii) the amount of expenses eligible for reimbursement or in-kind benefits to be provided during a calendar year will not affect the amount of expenses eligible for reimbursement or in-kind benefits to be provided in any other calendar year, (iii) any reimbursement will be made on or before the last day of the calendar year following the calendar year in which the expense is incurred, and (iv) the right to the reimbursement or in-kind benefit is not subject to liquidation or exchange for cash or any other benefit.

(e)	Notwithstanding the foregoing, the Company makes no representation to you about the effect of Section 409A on the provisions of this Agreement.

Vernon G. Baker, II
January 23, 2014

32.
Final Agreement.  This Agreement is a complete and final agreement between Meritor and its successors and Vernon G. Baker, II, and supersedes all other offers, agreements, and negotiations, other than those sections of the Employment Agreement expressly or impliedly referenced in this Agreement.  In the event of any conflict between this Agreement and the sections of the Employment Agreement expressly or impliedly referenced in this Agreement, the terms of this Agreement will control.  Notwithstanding the foregoing, the Invention Assignment and Arbitration Agreements remain in full force and effect.

Sincerely,

/s/ Timothy Heffron
Timothy Heffron
Vice President, Human Resources & CIO
Human Resources

cc:   D. Riddell
E. Mahler

Accepted and Agreed by:

/s/ Vernon G. Baker, II
Vernon G. Baker, II

January 27, 2014
Date

Vernon G. Baker, II
January 23, 2014

ATTACHMENT A - MEDICARE ELIGIBILITY AND REPORTING

Medicare Eligible and a Medicare Beneficiary: A person may be Medicare eligible if he/she: (1) is 65 years of age or older; (2) is suffering from end stage renal failure and meets certain additional conditions, (3) is suffering from amyotrophic lateral sclerosis, (4) has received Social Security benefits for twenty-four (24) months or longer. A person currently receiving Medicare benefits is a Medicare Beneficiary.

I confirm the following:

[   ]        I am Medicare eligible or a Medicare Beneficiary. I confirm that I am either Medicare eligible (or will be Medicare eligible within thirty (30) months), or I am currently a beneficiary of Medicare benefits.

[X]        I am not Medicare eligible and do not reasonably expect to be Medicare eligible within thirty (30) months, nor am I currently a beneficiary of Medicare benefits. I further confirm that I have not applied for Social Security benefits, nor have I been denied Social Security benefits for which I am appealing the denial.

If you have selected “Yes, I am Medicare eligible or a Medicare Beneficiary,” please read the following provisions carefully:

I confirm that I have not made any claim for illness or injury against the Released Parties, nor am I aware of any facts supporting any claim, under which the Released Parties could be liable for medical expenses incurred by me before or after signing this Agreement. I confirm that I am not aware of any medical expenses which Medicare has paid on my behalf for which the Company is or could be liable now or in the future.  I am not aware of any Medicare conditional payments that have been made on my behalf in connection with my separation of employment from the Company, and I agree if requested to use my best efforts to obtain a letter from Medicare to this effect. I agree and affirm that, to the best of my knowledge, no liens by any governmental entity exists, including but not limited to, any lien for Medicare conditional payments.

I will assume responsibility for Medicare conditional payments, including but not limited to, subrogation claims, liens, or other rights to payment, relating to medical treatment that may be asserted by a health care provider, insurer, governmental entity, employer or other person or entity. I will indemnify, defend and hold the Company harmless from any and all damages (including multiple damages), claims and rights to payment, including any attorneys’ fees, brought by any person or entity against the Company to recover any conditional or other Medicare payments made to me.

I agree that, notwithstanding and without waiving any confidentiality agreement, the Separation Pay may be reported to the Centers for Medicare & Medicaid Services (CMS), as well as agents necessary to facilitate reporting to CMS, pursuant to Section 111 of the Medicare, Medicaid & SCHIP Extension Act of 2007 (Section 111). I will provide all necessary information to Employer as requested or necessary relative to its reporting pursuant to Section 111.

I confirm and acknowledge that the above statements by me are true.  Further, I confirm that the above definitions are provided for my assistance, however, it is my sole responsibility to accurately evaluate my Medicare eligibility and/or beneficiary status and disclose that status to the Company.  If I am Medicare eligible or a Medicare Beneficiary, I have carefully read and agree to the above provisions.

Signature:            /s/ Vernon G. Baker, II                                        Date:                          January 27, 2014

Exhibit 10.2

AGREEMENT NO. _____

SUPPORT SERVICES AGREEMENT

Agreement dated January 23, 2014, between Meritor, Inc, an Indiana Corporation (hereinafter referred to as  "Meritor"), and Vernon G. Baker, II (hereinafter referred to as "Consultant").

In consideration of the mutual promises herein contained, Meritor and Consultant agree as follows:

1.	SCOPE OF SERVICES
During the term of this Agreement, Consultant agrees that he will perform mutually agreed upon consulting services as and when requested by Meritor, relating to 1) transition of SVP & General Counsel and 2) any support related to the Eaton and Asbestos lawsuits  of Meritor under the general direction of Ike Evans, or his designee.  Such services shall be performed exclusively by Consultant as an independent contractor, and not as an employee of Meritor.  If the services are to be performed at a Meritor location, Consultant shall abide by all rules established by Meritor.

2.	TERM OF AGREEMENT
The Agreement shall commence on February 16, 2014 and end on February 15, 2015, unless extended by mutual agreement of the parties or terminated by either party as provided herein.

3.	BILLING AND PAYMENT
3.1.
Meritor shall pay the Consultant a retainer of $100,000, payable in monthly increments of $8,333.33 for each month worked upon receipt of properly documented and timely submitted invoices in accordance with sections 3.2 and 3.3 below.  On average, Consultant shall be available to Meritor for one eight (8) hour day per week, during the term of this Agreement.  In addition to the aforementioned retainer, Consultant shall also be entitled to reimbursement for travel related expenses in accordance with the Meritor travel policy, incurred in the performance of services hereunder.  Meritor shall not have any liability for other expenses or costs incurred by Consultant hereunder, unless agreed to in advance by Meritor.

3.2.
Consultant shall bill Meritor within thirty (30) days after the end of each calendar month.  Invoices shall be mailed to Meritor, Inc, 2135 W. Maple Road, Troy, MI  48084. Attention: Accounts Payable.  Meritor shall pay Consultant’s submitted invoices within thirty (30) days of receiving a valid invoice as such is described in 3.3 hereof.

3.3.	Each invoice submitted by Consultant will:

a)	Provide complete supporting detail, including dates of services and hours or days worked;

b)	Be accompanied by (i) an itemized listing of amounts claimed, (ii) pertinent information relative to the expenses, and (iii) receipts, to document the expenses when reasonably available.

4.	INDEPENDENT CONTRACTOR STATUS

Consultant acknowledges and agrees that he is an independent contractor and not an employee of Meritor.

5.	TAXES

Consultant acknowledges and agrees that Meritor will not withhold taxes from any payments under this agreement and that Consultant will be solely responsible for paying any taxes (including for example income, social security and similar obligations) on such payments.

6.	OTHER COMPENSATION AND BENEFITS

Consultant acknowledges and agrees that he is not eligible to receive any compensation from Meritor other than as described in section 3.1 of this agreement.  Without limiting the generality of the immediately preceding sentence, Consultant acknowledges and agrees that he is not eligible to receive vacation, paid-time off or other leave pay or to participate in any employee benefit arrangements of Meritor for the period of services covered by this agreement.  Consultant agrees that, if for any reason any governmental agency, court or entity determines that he is entitled to participate in any other compensation or any employee benefit arrangements of Meritor during the period of services covered by this agreement, Consultant waives any rights to receive compensation or benefits under such arrangements.  If for any reason Consultant's waiver in the preceding sentence is determined to be invalid, Consultant agrees to reimburse Meritor for all liabilities (including for example contributions to and payments from employee benefit arrangements and attorneys’ fees and costs) related to such compensation or benefits.

7.	PUBLICITY
As of the date last signed by either party, Consultant nor Meritor shall, without the prior written consent of each party, in any manner advertise or publish the fact that Meritor or Consultant has entered into this Agreement.

8.	ASSIGNMENT AND SUBCONTRACTING
Performance of this Agreement may not be subcontracted in whole nor assigned without, in each case, the prior written consent of Meritor.

9.	TERMINATION
Meritor shall have the right to terminate this Agreement or any part thereof at any time providing sixty (60) days working notice as such termination relates to sub paragraph (a) below:

a)
Without Cause--In case of termination by Meritor of all or any part of this Agreement other than "for cause" (as defined in section 9(b) of this agreement), any termination claim must be submitted by Consultant to Meritor within sixty (60) days after the effective date of termination.  The provisions of this subparagraph shall not limit or affect the right of Meritor to terminate this Agreement for cause and shall not apply to a termination for cause.

b)
For Cause--If Consultant fails to make any delivery in accordance with the agreed delivery date or schedule or otherwise fails to observe or comply with any of the other instructions, terms, conditions or warranties applicable to this Agreement or fails to make progress so as to endanger performance of this Agreement or in the event of any proceedings by or against Consultant in bankruptcy or insolvency or appointment of a receiver or trustee or an assignment for the benefit of creditors (any one or more of the foregoing failures or events is referred to in this agreement as "for cause"), Meritor may, in addition to any other right or remedy provided by this Agreement or by law, terminate all or any part of this Agreement by telegraphic or other written notice to Consultant without any liability except for Meritor’s obligation to pay Consultant any outstanding invoices.  Meritor may require a financial statement from Consultant at any time during the term of this Agreement for the purpose of determining Consultant's financial responsibility.

Consultant shall have the right to terminate this Agreement giving fifteen days written notice to Meritor’s representative – Ike Evans.

10.	NOTICES
Any notice or order provided for in this Agreement shall be considered as having been given (i) to Meritor if mailed by certified mail, postage prepaid to Meritor, Inc, 2135 W. Maple Road, Troy, MI  48084, or (ii) to Consultant if mailed by certified mail, postage prepaid.

11.	INSURANCE, INDEMNITY AND LIABILITY
Consultant hereby indemnifies and holds Meritor, its directors, officers, agents and employees, harmless against any and all claims, actions or demands against Meritor, its directors, officers, agents and employees and against any and all damages, liabilities or expenses, including counsel fees, arising out of the grossly negligent acts or omissions of Consultant constituting a breach by Consultant under this Agreement.

12.	STANDARDS
All services hereunder shall be performed by Consultant in accordance with the highest standards of workmanship appropriate to Consultant’s profession.  Consultant shall comply with all company policies in regard to standards of business conduct and ethics.

13.	RECORDS
Meritor shall, until the expiration of three (3) years after final payment under this Agreement, have access to and the right to examine any directly pertinent books, documents, papers and records of Consultant involving transactions related to this Agreement.

14.	U.S. EXPORT CONTROL LAWS AND REGULATIONS
Consultant, for itself and any of its employees and agents who may be given access by Consultant to technical information of Meritor, or who may be provided access to Meritor's locations in carrying out the services to be provided by Consultant under this Agreement, acknowledges its obligations to control access to such technical information and to ensure that such access does not result in a violation of the U.S. Export Control Laws and Regulations.

15.	CONFIDENTIALITY
Consultant shall preserve as confidential all information pertaining to Meritor's business and all technical and proprietary information obtained from Meritor in the performance of this Agreement.  Consultant further agrees that any data and information generated or delivered in the performance of this Agreement and any information and data furnished by Meritor shall (1) be kept in confidence and not be disclosed to third parties without the prior written approval of Meritor, and (2) shall not be used in the production, manufacture or design of any article or material, except as otherwise provided herein, without Meritor's prior written consent; and this obligation, Consultant agrees, shall survive the termination or expiration of this Agreement.  Consultant shall deliver all data and information to Meritor upon Meritor's request and, in any event, upon the completion of all work hereunder or the termination or expiration hereof, whichever shall first occur, and shall be fully responsible for the care and protection thereof until such delivery.

16.	DISPUTES
Any dispute arising under this Agreement which is not settled by Agreement of the parties may be settled by appropriate legal proceedings.   Pending any decision, appeal or judgment in such proceedings or the settlement of any dispute arising under this Agreement, Consultant shall proceed diligently with the performance of this Agreement in accordance with the decision of Meritor.

17.	NON-COMPETITION
The Consultant agrees to be bound by the terms of the non-competition provisions and other covenants set forth in the Employment Agreement between the Consultant and Meritor dated May 1, 2013 ("Employment Agreement”).  For purposes of Section 15 of the       Employment Agreement, the phrase “any business which is a competitor of the Company” shall be deemed limited to Eaton Corporation plc, Dana Holding Corporation, American Axle & Manufacturing Holdings, Inc., Knorr-Bremse AG, Bendix Commercial Vehicles Systems LLC, Volvo Trucks, Daimler Trucks, Paccar and Navistar.

18.	ENTIRE AGREEMENT
This agreement is the entire agreement between Meritor and Consultant with respect to the subject matter covered by this agreement, except as otherwise provided herein.  This agreement may only be amended by written agreement between Meritor and Consultant.

19.	GOVERNING LAW
This agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

20.	COUNTERPARTS
This agreement may be executed in one or more counterparts.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MERITOR, INC

By:	/s/ Vernon G. Baker, II	By:	/s/ Ike Evans
	Vernon G. Baker, II		Ike Evans
		Title:	Chairman, CEO & President

Employer Identification No.:
*This identification number is required to be used in Federal Income Tax and employment tax returns.